[LOGO](R) McGLADREY & PULLEN, LLP
          -----------------------
       CERTIFIED PUBLIC ACCOUNTANTS



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this post effective Amendment No. 1 to the Registration Statement (Form N-4 333-63972) of Modern Woodmen of America Variable Annuity Account of our report on Modern Woodmen of America, for the year ended December 31, 1999, dated February 17, 2000 appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                       /s/ McGladrey & Pullen, LLP



Davenport, Iowa
April 26, 2002